Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181703), pertaining to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, of our report dated April 1, 2013, relating to the consolidated financial statements of Puma Biotechnology, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2012.

San Diego, California	/s/ PKF
April 1, 2013	PKF
Certified Public Accountants
A Professional Corporation